SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported)          August 1, 2011

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement

Supplemental Indentures

On August 1, 2011, MTR Gaming Group, Inc. (the “Registrant” or the “Company”), Mountaineer Park, Inc., Presque Isle Downs, Inc., Scioto Downs, Inc. (each, a wholly-owned subsidiary of the Registrant and as a guarantor), (1) together with Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee, executed a Supplemental Indenture dated as of August 1, 2011 (the “2014 Notes Supplemental Indenture”), further supplementing the Indenture dated as of August 12, 2009 (the “2014 Notes Indenture”), that was executed by such parties with respect to the Registrant’s $260 million in aggregate principal amount of 12.625% Senior Secured Notes due 2014 (the “2014 Notes”) and (2) together with Speakeasy Gaming of Las Vegas, Inc., MTR-Harness, Inc. and Jackson Racing, Inc. (each a wholly-owned subsidiary of the Registrant and as a guarantor) and Wilmington Trust Company, as trustee, executed a Supplemental Indenture dated as of August 1, 2011 (the “2012 Notes Supplemental Indenture” and together with the 2014 Notes Supplemental Indenture, the “Supplemental Indentures”), further supplementing the Indenture dated as of May 25, 2006, as supplemented as of June 1, 2007, June 15, 2007, March 7, 2008 and July 22, 2009  (the “2012 Notes Indenture” and together with the 2014 Notes Indenture, the “Existing Indentures”), that was executed by such parties with respect to the Registrant’s $125 million in aggregate principal amount of 9% Senior Subordinated Notes due 2012 (the “2012 Notes”). The Supplemental Indentures eliminate substantially all of the restrictive covenants contained in such Existing Indentures and release the collateral securing the Company’s obligations under the 2014 Notes.

The foregoing description of the Supplemental Indentures is not complete and is qualified in its entirety by reference to the Supplemental Indentures, copies of which are attached as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Indenture

On August 1, 2011, the Registrant issued $565 million in aggregate principal amount of 11.50% Senior Secured Second Lien Notes due 2019 (the “Notes”) pursuant to an indenture, dated as of August 1, 2011 (the “Indenture”), among the Company, Mountaineer Park, Inc., Presque Isle Downs, Inc., Scioto Downs, Inc. (each, a wholly-owned subsidiary of the Registrant and as a guarantor, the “Guarantors”) and Wilmington Trust, National Association, as Trustee and as Collateral Agent.  Interest on the Notes will be paid every six months in arrears on February 1 and August 1, commencing February 1, 2012.  Until and including the interest payment due on August 1, 2013, interest will be payable, at the election the Company (i) entirely in cash or (ii) at a rate of 10.50% as cash interest and a rate of 1.00% by increasing the principal amount of the outstanding Notes or by issuing additional PIK Notes (as defined in the Indenture). The initial interest payment will be in cash and PIK Interest (as defined in the Indenture).

The Notes and the guarantees are the Company’s and the Guarantors’ senior secured obligations. The Notes and the guarantees rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior debt and senior in right of payment to all of the Company’s and the Guarantors’ future subordinated debt. The Notes and the guarantees will be effectively junior to any of the Company’s and the Guarantors’ existing and future debt that is secured by senior or prior liens on the collateral, including indebtedness under the Company’s new senior secured revolving credit facility, as discussed below, to the extent of the value of the collateral securing such obligations. The Notes and the guarantees will be structurally subordinated to all existing and future liabilities of the Company’s subsidiaries that do not guarantee the Notes.

On or after August 1, 2015, the Company may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on August 1 of the years indicated below:

Year	Percentage
2015	106.000%
2016	103.000%
2017 and thereafter	100.000%

If the Company experiences certain change of control events (as defined in the Indenture), it must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to the applicable repurchase date.

If the Company sells assets or experiences certain events of loss under certain circumstances and does not use the proceeds for specified purposes, the Company must offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest to the applicable repurchase date.

If the Company has excess cash flow for any fiscal year, commencing with the fiscal year ending December 31, 2012, and its consolidated total debt ratio is equal to or greater than 4.0:1.0, the Company must offer to purchase a portion of the outstanding Notes at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase with a portion of the Company’s excess cash flow. In addition, the Company must offer to purchase $150.0 million of the Notes if it fails to receive a license to operate video lottery terminals at Scioto Downs from the Ohio Lottery Commission by June 1, 2012.  The Company may offer to purchase such Notes prior to such date if the Company reasonably determines that it is unlikely that it will obtain such license prior to such date. The Notes are subject to redemption imposed by gaming laws and regulations of applicable gaming regulatory authorities.

The Indenture contains certain covenants limiting, among other things, the Company’s ability and the ability of its subsidiaries (other than its unrestricted subsidiaries) to:

•                  incur additional indebtedness;

•                  create, incur or suffer to exist certain liens;

•                  pay dividends or make distributions on capital stock or repurchase capital stock;

•                  make certain investments;

•                  place restrictions on the ability of subsidiaries to pay dividends or make other distributions to the Company;

•                  sell certain assets or merge with or consolidate into other companies; and

•                  enter into certain types of transactions with the stockholders and affiliates.

These covenants are subject to a number of exceptions and qualifications as set forth in the Indenture.  The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to be declared due and payable.

The foregoing description is qualified in its entirety by reference to the full text of the Indenture, filed as Exhibit 4.3 hereto and incorporated by reference herein.

New Revolving Credit Facility

On August 1, 2011, the Company also entered into a new senior secured revolving credit facility (the “Credit Facility”) with a borrowing availability of $20.0 million. No amounts were drawn under the Credit Facility at the closing of the sale of the Notes. The Company’s obligations under the Credit Facility will mature on August 1, 2016. The following is a summary of the terms of the Credit Facility.

The interest rate per annum applicable to loans under the Credit Facility will be, at the Company’s option, either (i) LIBOR plus a spread, or (ii) base rate, which will be the “prime rate” of interest in effect on the day of the borrowing request as published in the Wall Street Journal, plus a spread.

The Credit Facility is secured by substantially the same assets securing the Notes (and including securities of the Company’s subsidiaries to the extent permitted by law). Borrowings under the Credit Facility are guaranteed by all of the Company’s existing and future domestic restricted subsidiaries. The security interest in the collateral that secures the Credit Facility is senior to the security interest in the collateral that secures the Notes.

The Credit Facility contains a number of customary covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability and the ability of the subsidiary guarantors to incur additional indebtedness or become a guarantor; create a lien on collateral; engage in mergers, consolidations or asset dispositions; pay dividends or make distributions; make investments, loans or advances; engage in certain transactions with affiliates or subsidiaries; make capital expenditures; or modify its line of business. The Credit Facility also includes certain financial covenants, including the requirements that the Company maintain throughout the term of the Credit Facility and measured as of the end of each fiscal quarter, a maximum consolidated leverage ratio, a minimum consolidated interest coverage ratio and a minimum consolidated EBITDA amount. In addition, capital expenditures are limited each year throughout the term of the Credit Facility.

The Credit Facility contains a number of customary events of default, including, among others, for the non-payment of principal, interest or other amounts; the inaccuracy of certain representations and warranties; the failure to perform or observe certain covenants; a cross-default to other indebtedness of the Company, including the Notes; certain events of bankruptcy or insolvency; certain ERISA events; the invalidity of certain loan documents; certain changes of control; and certain material adverse changes. If any event of default occurs, the lenders under the Credit Facility would be entitled to take various actions, including accelerating amounts due thereunder and taking all actions permitted to be taken by a secured creditor.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Facility, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01. Other Events.

On August 2, 2011, the Company issued a press release announcing that, on August 1, 2011, it has successfully completed its previously announced offering of $565 million in aggregate principal amount of 1l.50% Senior Secured Second Lien Notes due 2019 at an issue price of 97.00% of the aggregate principal amount of such Notes. The Company also announced the completion and settlement of its previously announced cash tender offers and consent solicitations for any and all outstanding 2012 Notes and 2014 Notes (the “Tender Offers”).  Holders of a majority of the Company’s 2012 Notes and greater than 66 2/3% of the 2014 Notes have tendered such Notes and submitted consents to the amendments to the indentures governing such Notes, eliminating substantially all of the restrictive covenants contained in such indentures and releasing the collateral securing the Company’s obligations under the 2014 Notes.  The 2012 Notes and 2014 Notes that remained outstanding following the consummation of the Tender Offers will be redeemed on August 31, 2011.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits:

Exhibit No.	Description

4.1

Supplemental Indenture dated as of August 1, 2011, by and between the Company, certain of its wholly-owned subsidiaries (as guarantors) and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB). (2014 Notes Supplemental Indenture).

4.2

Supplemental Indenture dated as of August 1, 2011, by and between the Company, certain of its wholly-owned subsidiaries (as guarantors) and Wilmington Trust Company. (2012 Notes Supplemental Indenture)

4.3	Indenture dated as of August 1, 2011, by and between the Company, certain of its wholly-owned subsidiaries (as guarantors) and Wilmington Trust, National Association.

10.1

Credit Agreement dated as of August 1, 2011, by and between the Company, JPMorgan Chase Bank, N.A., as administrative agent, Mountaineer Park, Inc., Presque Isle Downs, Inc., and Scioto Downs, Inc. and the lenders party thereto.

99.1

Press Release dated August 2, 2011, regarding the completion and settlement of the Company’s tender offers and consent solicitations with respect to its 2012 Notes and 2014 Notes and completion of the Company’s offering of Senior Secured Second Lien Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

		By:	/S/ JOHN W. BITTNER, JR,
John W. Bittner, Jr.
Executive Vice President and Chief Financial Officer
Date:	August 3, 2011